                                                            Exhibit 99


FOR IMMEDIATE RELEASE                                       Contact:
                                                            Maria Duey
                                                            313-792-5500

                 MASCO CORPORATION REPORTS THIRD QUARTER RESULTS
                AND A REDUCTION IN ANTICIPATED EARNINGS FOR 2006

                          MASCO CORPORATION HIGHLIGHTS:

      THIRD QUARTER 2006

            - Net sales from continuing operations increased one percent to $3.3 billion.

            - Income from continuing operations was $236 million or $.60 per common share, excluding an $8 million non-cash, pre-tax impairment charge for financial investments and $9 million pre-tax of costs and charges related to profit improvement programs; including such charges, income from continuing operations was $225 million or $.57 per common share.

            - The Company returned $263 million to shareholders through dividends and share repurchases.

            - The Company had $870 million in cash and marketable securities at September 30, 2006.

      Taylor, Michigan (October 31, 2006) - Masco Corporation (NYSE: MAS) today reported that net sales from continuing operations for the quarter ended September 30, 2006 increased one percent to $3.3 billion. North American net sales decreased one percent and International net sales increased 10 percent. In local currencies, International net sales increased five percent compared with the third quarter of 2005.

      Income from continuing operations, excluding the non-cash impairment charge for financial investments and costs and charges related to profit improvement programs in the third quarters of 2006 and 2005, was $236 million or $.60 per common share and $290 million or $.68 per common share, respectively. The third quarters of 2006 and 2005 benefited from net gains from the sale of financial investments of $.01 and $.04 per common share, respectively.

      Income from continuing operations for the third quarter of 2006 was $225 million or $.57 per common share, including an $8 million non-cash, pre-tax impairment charge for financial investments and $9 million pre-tax of costs and charges related to profit improvement programs. Income from continuing operations for the third quarter of 2005 was $254 million or $.59 per common share, including a $43 million non-cash, pre-tax impairment charge for financial investments and $12 million pre-tax of costs and charges related to profit improvement programs.

      Net income for the third quarter of 2006 was $252 million or $.64 per common share and included a $50 million pre-tax net gain ($.07 per common share, after tax) from discontinued operations. Net income for the third quarter of 2005 was $262 million or $.61 per common share and included $8 million of after-tax income ($.02 per common share) from discontinued operations.

      In September 2006, the Company completed the sale of Computerized Security Systems ("CSS"). CSS supplies electronic locksets primarily to hospitality markets in the United States and had annual sales of $73 million. This disposition was completed pursuant to the Company's determination that this business unit was not core to the Company's long-term strategy. Under generally accepted accounting principles, the net gain on this transaction, along with 2006 year-to-date and prior-period operating results, are reflected in discontinued operations. Total net proceeds from the sale were $91 million; the Company recognized a $51 million pre-tax net gain (included in discontinued operations) on the disposition of CSS.

      As part of its profit improvement programs, the Company announced a plant closure in the Plumbing Products segment in January 2006. In the third quarter of 2006, the Company incurred $9 million pre-tax ($52 million year-to-date) of costs and charges related to this plant closure and other profit improvement programs in the Plumbing Products and the Cabinets and Related Products segments. The Company expects to incur additional costs and charges during the fourth quarter of 2006 for its profit improvement programs and currently anticipates that total costs and charges related to these programs for the full-year 2006 will aggregate approximately $70 million pre-tax, as previously announced. Implementing these programs should improve the Company's earnings outlook for 2007 and beyond.

      The Company's results continued to be adversely affected by accelerating declines in housing activity, a moderation in consumer spending and increased commodity costs, partially offset by profit improvement programs and selling price increases. The Company has implemented additional selling price increases in an effort to at least partially offset commodity cost increases.

      A softening of incoming orders for building products and services along with a forecasted deeper-than-expected decline in year-over-year single family housing starts for the last several months of 2006 are expected to result in the Company's fourth quarter net sales being down mid-single digits compared with the fourth quarter of 2005. Accordingly, full-year earnings from continuing operations, excluding costs and charges related to profit improvement programs, impairment charges for investments and any other items, may be closer to $2.20 per common share rather than the Company's most recent guidance of $2.25 to $2.30 per common share. Including such charges, earnings from continuing operations may be closer to $1.95 per common share for the full-year 2006.

      Headquartered in Taylor, Michigan, Masco Corporation is one of the world's leading manufacturers of home improvement and building products, as well as a leading provider of services that include the installation of insulation and other building products.

      A conference call regarding items contained in this release is scheduled for Tuesday, October 31, 2006 at 11:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (913) 981-5584 (confirmation #3471288). The conference call will be webcast simultaneously on the Company's website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco's website or by phone by dialing (719) 457-0820 (replay access code #3471288) approximately two hours after the end of the call and will continue through November 7, 2006.

      Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or under the Investor Relations section of Masco's website at www.masco.com.

      Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as housing starts, commodity costs, interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company's products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    # # # #

                                MASCO CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
     FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
                   (IN MILLIONS EXCEPT PER COMMON SHARE DATA)


                                                                     Three Months Ended   Nine Months Ended
                                                                        September 30,        September 30,
                                                                     ------------------   -----------------
                                                                        2006       2005      2006      2005
                                                                     -------    -------   -------   -------
Net sales                                                            $ 3,295    $ 3,278   $ 9,832   $ 9,441
Cost of sales                                                          2,372      2,338     7,056     6,718
                                                                     -------    -------   -------   -------
        Gross profit                                                     923        940     2,776     2,723
Selling, general and administrative expenses                             523        486     1,571     1,480
Goodwill impairment charge                                                --         --        10        --
(Income) regarding litigation settlement                                  --         (1)       --        (6)
                                                                     -------    -------   -------   -------
        Operating profit                                                 400        455     1,195     1,249
Other income (expense), net                                              (44)       (59)     (173)     (122)
                                                                     -------    -------   -------   -------
        Income from continuing operations before income
            taxes, minority interest and cumulative effect of
            accounting change, net                                       356        396     1,022     1,127
Income taxes                                                             124        136       354       385
                                                                     -------    -------   -------   -------
        Income from continuing operations before
            minority interest and cumulative effect of
            accounting change, net                                       232        260       668       742
Minority interest                                                          7          6        21        16
                                                                     -------    -------   -------   -------
        Income from continuing operations before
            cumulative effect of accounting change, net                  225        254       647       726
Income from discontinued operations, net                                  27          8        31        41
Cumulative effect of accounting change, net                               --         --        (3)       --
                                                                     -------    -------   -------   -------
        Net income                                                   $   252    $   262   $   675   $   767
                                                                     =======    =======   =======   =======

Earnings per common share (diluted):
        Income from continuing operations before
            cumulative effect of accounting change, net              $  0.57    $  0.59   $  1.61   $  1.67
        Income from discontinued operations, net                        0.07       0.02      0.08      0.09
        Cumulative effect of accounting change, net                       --         --     (0.01)       --
                                                                     -------    -------   -------   -------
        Net income                                                   $  0.64    $  0.61   $  1.68   $  1.77
                                                                     =======    =======   =======   =======
Average diluted common shares outstanding                                393        427       402       434
                                                                     =======    =======   =======   =======

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2006

- Net sales from continuing operations increased one percent; North American sales decreased one percent and International sales increased 10 percent. In local currencies, International sales increased five percent compared with the third quarter of 2005. Net sales slowed from the first half of 2006 as a result of an accelerating decline in housing activity and a moderation in consumer spending in North America.

- Key retailer sales from continuing operations were flat in the 2006 third quarter compared with an increase of one percent in the 2005 third quarter and increases of one percent in the 2006 second quarter and seven percent in the 2006 first quarter. The Company believes that retail sales in the third quarter of 2006 were negatively impacted by a softening in demand for larger ticket items.

- Sales of non-insulation installed products were particularly strong with double-digit increases. Sales of major faucet brands combined and architectural coatings were up mid-single digits. Sales of assembled cabinets were up modestly. Sales of certain products and services, including windows and doors and installation of insulation, were negatively impacted by a slowdown in the new construction market and experienced mid-single-digit declines. Sales of ready-to-assemble cabinets declined double-digits in the quarter.

- Sales changes by segment in the 2006 third quarter versus the 2005 third quarter were:

      -     Cabinets and Related Products sales declined four percent;

      -     Plumbing Products sales increased five percent;

      -     Installation and Other Services sales increased one percent;

      -     Decorative Architectural Products sales increased five percent; and

      -     Other Specialty Products sales declined six percent.

- Results continued to be adversely affected by accelerating declines in housing activity, a moderation in consumer spending and increased commodity costs, partially offset by profit improvement programs and selling price increases.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2006 (CONTINUED)

- Income from continuing operations, excluding the non-cash impairment charge for financial investments and costs and charges related to profit improvement programs in the third quarters of 2006 and 2005, was $236 million or $.60 per common share and $290 million or $.68 per common share, respectively.

- Income from continuing operations for the third quarter of 2006 was $225 million or $.57 per common share, including an $8 million non-cash, pre-tax impairment charge for financial investments and $9 million pre-tax of costs and charges related to profit improvement programs. Income from continuing operations for the third quarter of 2005 was $254 million or $.59 per common share, including a $43 million non-cash, pre-tax impairment charge for financial investments and $12 million pre-tax of costs and charges related to profit improvement programs.

- As part of its profit improvement programs, the Company announced a plant closure in the Plumbing Products segment in January 2006. In the third quarter of 2006, the Company incurred $7 million ($35 million year-to-date) pre-tax of costs and charges related to this plant closure and other profit improvement programs in the Plumbing Products segment. In addition, in the third quarter of 2006, the Company incurred $2 million ($17 million year-to-date) pre-tax of costs and charges related to the closure of a relatively small ready-to-assemble cabinet manufacturing facility in the Cabinets and Related Products segment. In the third quarter of 2005, the Company incurred $12 million pre-tax of costs and charges related to profit improvement programs in the Plumbing Products segment.

- The third quarters of 2006 and 2005 benefited from net gains from the sale of financial investments of $.01 and $.04 per common share, respectively.

- The third quarters of 2006 and 2005 both included currency transaction gains of $.01 per common share.

- Net income for the third quarter of 2006 was $252 million or $.64 per common share and included $27 million of after-tax income or $.07 per common share from discontinued operations (including a $50 million pre-tax net gain). Net income for the third quarter of 2005 was $262 million or $.61 per common share and included $8 million of after-tax income or $.02 per common share from discontinued operations.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2006 (CONTINUED)

- To summarize the comments related to earnings per common share, we have provided the following table:

                                                                Three Months Ended
                                                                   September 30,
                                                                ------------------

                                                                2006         2005
                                                                -----        -----
Continuing operations, as reported                              $0.57        $0.59
            Add back:
            Profit improvement costs and charges                $0.01        $0.02
            Impairment charge for financial investments         $0.01        $0.07
                                                                -----        -----
Continuing operations, as reconciled                           $0.60        $0.68
                                                                =====        =====

As reported includes:
Net gains from financial investments                            $0.01        $0.04
Currency transaction gains                                      $0.01        $0.01

As reconciled, 2006 rounds to $.60 per common share.

Net income, as reported
            Continuing operations                               $0.57        $0.59
            Discontinued operations                             $0.07        $0.02
                                                                -----        -----
Net income, as reported                                         $0.64        $0.61
                                                                =====        =====

-     Gross margins were 28.0 percent in the 2006 third quarter compared with
      28.7 percent in the 2005 third quarter. Operating profit margins, as reported, were 12.1 percent in the third quarter of 2006 compared with
      13.9 percent in the third quarter of 2005. Operating profit margins in the third quarters of 2006 and 2005 were negatively affected by the costs and charges related to the Company's profit improvement programs. Excluding these charges of $9 million pre-tax and $12 million pre-tax in 2006 and 2005, respectively, and the income regarding litigation settlement of $1 million pre-tax in 2005, operating profit margins were 12.4 percent and
      14.2 percent for the third quarters of 2006 and 2005, respectively. The Company's operating profit margins were also negatively affected by lower-than-anticipated sales volume, increased commodity costs and a less favorable product mix.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2006 (CONTINUED)

- On January 1, 2003, the Company elected to prospectively change its method of accounting for stock-based compensation; accordingly, stock options granted, modified or settled subsequent to January 1, 2003 were accounted for using the fair value method and have been expensed in the Company's financial statements. Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS No. 123R"), and began recording expense for unvested stock options awarded prior to January 1, 2003 through the remaining vesting periods. The Company currently estimates that stock-based compensation expense for the full-year 2006 will approximate $100 million pre-tax compared with $75 million pre-tax for the full-year 2005.

- SG&A expenses as a percent of sales, including general corporate expense, were 15.9 percent in the 2006 third quarter compared with 14.8 percent in the 2005 third quarter. On a year-to-date basis, SG&A expenses as a percent of sales were 16.0 percent at September 30, 2006 compared with
      15.7 percent at September 30, 2005. Higher SG&A expenses in 2006 reflect increased stock-based compensation expense and modest increases in information system implementation costs and other expenses.

- General corporate expense was 1.6 percent of sales in both the third quarters of 2006 and 2005.

- In September 2006, the Company completed the sale of Computerized Security Systems ("CSS"). This disposition was completed pursuant to the Company's determination that this business unit was not core to the Company's long-term strategy. CSS supplies electronic locksets primarily to hospitality markets in the United States, had annual sales of $73 million and was included in the Other Specialty Products segment. Under generally accepted accounting principles, the net gain on this transaction along with 2006 year-to-date and prior-period operating results are reflected in discontinued operations (CSS contributed $.01 per common share in 2005 and on a full-year basis in 2006, was expected to contribute $.02 per common share). Total net proceeds from the sale were $91 million; the Company recognized a $51 million pre-tax net gain (included in discontinued operations) on the disposition of CSS.

- The Company received total net proceeds of $145 million and recognized a pre-tax net gain of $53 million related to the sale of several businesses in the first nine months of 2006.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2006 (CONTINUED)

- Accounts receivable days at the end of the third quarter were 50 days compared with 49 days a year ago.

- Inventory days at the end of the third quarter were 50 days compared with 47 days a year ago.

- Accounts payable days at the end of the third quarter were 37 days compared with 36 days a year ago.

- Working capital at September 30, 2006 (defined as accounts receivable and inventories less accounts payable) was 17.6 percent of the last twelve months' sales compared with 17.7 percent a year earlier.

- The Company's tax rate was 34.8 percent for the third quarter of 2006, compared with 34.3 percent for the comparable period of the prior year. The Company currently estimates that its tax rate should approximate 34 to 35 percent for the full-year 2006.

- At the end of the quarter, the Company had a strong balance sheet with $870 million in cash and marketable securities and $2 billion in unused bank lines.

- Debt as a percent of total capitalization was 46 percent at September 30, 2006 compared with 49 percent at September 30, 2005.

- For the twelve months ended September 30, 2006 and September 30, 2005, return on invested capital (ROIC) (as reported) was 12.4 percent and 11.9 percent, respectively. For the twelve months ended September 30, 2006 and September 30, 2005, ROIC (as reconciled) was 12.9 percent and 13.0 percent, respectively. While the Company remains highly committed to the continued improvement in its ROIC, based on current business trends, which have resulted in a reduction in anticipated earnings for 2006, the Company does not anticipate that it will achieve its 15 percent ROIC goal by the end of 2006. However, the Company continues to believe that it will achieve its ROIC goal of 18 percent by 2010.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2006 (CONCLUDED)

- Through the first nine months of 2006, the Company has repurchased and retired 27 million shares (7 million in the third quarter of 2006) of Company common stock. The Company had 38 million common shares remaining under its repurchase authorization at September 30, 2006.

- The Company's diluted common shares for purposes of calculating earnings per common share were 393 million for the third quarter of 2006 compared with 427 million for the third quarter of 2005.

FULL-YEAR OUTLOOK

- On October 3, 2006, the Company issued $1 billion of fixed-rate 6.125% Notes due 2016, resulting in net proceeds of $988 million. The Note offering was in anticipation of the 2007 debt maturities.

- The Company's results continued to be adversely affected by accelerating declines in housing activity, a moderation in consumer spending and increased commodity costs, partially offset by profit improvement programs and selling price increases. The Company has implemented additional selling price increases in an effort to at least partially offset commodity cost increases.

- A softening of incoming orders for building products and services along with a forecasted deeper-than-expected decline in year-over-year single family housing starts for the last several months of 2006 are expected to result in the Company's fourth quarter net sales being down mid-single digits compared with the fourth quarter of 2005. Accordingly, full-year earnings from continuing operations, excluding costs and charges related to profit improvement programs, impairment charges for investments and any other items, may be closer to $2.20 per common share rather than the Company's most recent guidance of $2.25 to $2.30 per common share.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR OUTLOOK (CONCLUDED)

- The Company expects to incur additional costs and charges during the fourth quarter of 2006 for its profit improvement programs and currently anticipates that total costs and charges related to these programs for the full-year 2006 will aggregate approximately $70 million pre-tax, as previously announced. Including this $70 million of anticipated costs ($.11 per common share), and the non-cash, pre-tax impairment charge for financial investments of $86 million ($.14 per common share), earnings from continuing operations may be closer to $1.95 per common share for the full-year 2006.

- The Company expects to continue to return a minimum of $1 billion annually to shareholders, on average, through dividends and share repurchases as part of its ongoing commitment to value creation. The Company has returned $3.6 billion to shareholders over the last three calendar years, including dividends and 97 million of share repurchases. In the third quarter of 2006, the Company returned $263 million to shareholders through dividends and share repurchases and has already returned over $1 billion in the first nine months of 2006.

- Diluted common shares for the computation of earnings per common share at October 1, 2006 are 390 million. This excludes the impact of any fourth quarter repurchases of common stock.

      Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as housing starts, commodity costs, interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                      MASCO CORPORATION - 3RD QUARTER 2006

Page
----
  1    Condensed Statements of Income - 2006 & 2005 Quarters

  2    Notes to Condensed Statements of Income - 2006 & 2005 Quarters

  3    Sales by Segment and Geographic Area - Three Months Ended September 30,
       2006 & 2005

  4    Sales by Segment and Geographic Area - Nine Months Ended September 30,
       2006 & 2005

  5    2006 Quarterly Segment Data - Excluding Costs and Charges for Profit
       Improvement Programs

  6    2006 Quarterly Segment Data - Including Costs and Charges for Profit
       Improvement Programs

  7    2005 Quarterly Segment Data - Excluding Goodwill Impairment Charge

  8    2005 Quarterly Segment Data - Including Goodwill Impairment Charge

  9    Other Income (Expense), Net - 2006 & 2005 Quarters

 10    Consolidated Statements of Income - Three Months Ended September 30, 2006
       & 2005

 11    Consolidated Statements of Income - Nine Months Ended September 30, 2006
       & 2005

 12    Consolidated Balance Sheets

       GAAP Reconciliations:

 13    Sales Growth Excluding Effect of Acquisitions & Currency Translation

 14    Operating Profit and Margins

 15    Operating Profit and Shareholders' Equity

 16    Discontinued Operations

                                MASCO CORPORATION
                         CONDENSED STATEMENTS OF INCOME
                            2006 & 2005 - BY QUARTER
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                              2006                                         2005
                                            ----------------------------------------   -------------------------------------------
                                            YEAR   QTR. 4   QTR. 3   QTR. 2   QTR. 1     YEAR    QTR. 4   QTR. 3   QTR. 2   QTR. 1
                                            ----   ------   ------   ------   ------   -------   ------   ------   ------   ------
Net  Sales:
   - North America                                          $2,710   $2,829   $2,650   $10,440   $2,615   $2,748   $2,726   $2,351
   - International                                             585      541      517     2,129      513      530      541      545
                                                            ------   ------   ------   -------   ------   ------   ------   ------
   - Consolidated                                            3,295    3,370    3,167    12,569    3,128    3,278    3,267    2,896
Cost of Sales                                                2,372    2,391    2,293     8,985    2,267    2,338    2,306    2,074
                                                            ------   ------   ------   -------   ------   ------   ------   ------
Gross Profit                                                   923      979      874     3,584      861      940      961      822
   (Gross Margin)                                             28.0%    29.1%    27.6%     28.5%    27.5%    28.7%    29.4%    28.4%
S, G&A Expense (before GCE & (Gain) Loss
   on Sale of Corporate Fixed Assets)                          471      476      471     1,770      435      435      455      445
   (S,G&A Expense as a % of Sales)                            14.3%    14.1%    14.9%     14.1%    13.9%    13.3%    13.9%    15.4%
                                                            ------   ------   ------   -------   ------   ------   ------   ------
Operating Profit (before GCE, (Gain) Loss
   on Sale of Corporate Fixed Assets,
   Litigation (Income) & Goodwill
   Impairment Charge)                                          452      503      403     1,814      426      505      506      377
      (Operating Margin)                                      13.7%    14.9%    12.7%     14.4%    13.6%    15.4%    15.5%    13.0%
   - North America                                             392      441      346     1,567      374      438      438      317
      (Margin)                                                14.5%    15.6%    13.1%     15.0%    14.3%    15.9%    16.1%    13.5%
   - International                                              60       62       57       247       52       67       68       60
      (Margin)                                                10.3%    11.5%    11.0%     11.6%    10.1%    12.6%    12.6%    11.0%
General Corporate Expense (GCE)                                 52       53       48       192       47       51       48       46
S, G&A Expense as a % of Sales (including
   GCE & (Gain) Loss on Sale of Corporate
   Fixed Assets)                                              15.9%    15.7%    16.4%     15.5%    15.2%    14.8%    15.4%    17.0%
(Gain) Loss on Sale of Corporate Fixed
   Assets, Net                                                  --       --       --        (8)      (8)      --       --       --
(Income) Regarding Litigation Settlement                        --       --       --        (6)      --       (1)      (3)      (2)
Goodwill Impairment Charge                                      --       10       --        69       69       --       --       --
                                                            ------   ------   ------   -------   ------   ------   ------   ------
Operating Profit per F/S                                    $  400   $  440   $  355   $ 1,567   $  318   $  455   $  461   $  333
                                                            ======   ======   ======   =======   ======   ======   ======   ======
Earnings per Common Share (Diluted):
   Income from Continuing Operations
      before Cumulative Effect of
      Accounting Change, Net                                $ 0.57   $ 0.53   $ 0.50   $  2.01   $ 0.33   $ 0.59   $ 0.62   $ 0.47
   Income from Discontinued Operations,
      Net of Income Taxes                                     0.07     0.01       --      0.17     0.08     0.02     0.02     0.06
   Cumulative Effect of Accounting
      Change, Net                                               --       --    (0.01)       --       --       --       --       --
                                                            ------   ------   ------   -------   ------   ------   ------   ------
   Net Income                                               $ 0.64   $ 0.54   $ 0.50   $  2.19   $ 0.41   $ 0.61   $ 0.64   $ 0.52
                                                            ======   ======   ======   =======   ======   ======   ======   ======

PLEASE SEE PAGE 2 FOR NOTES.

                                MASCO CORPORATION
                     NOTES TO CONDENSED STATEMENTS OF INCOME
                            2006 & 2005 - BY QUARTER

NOTES:

- Operating results for the first, second and third quarters of 2006 include $17 million pre-tax, $26 million pre-tax (including impairment of goodwill of $10 million) and $9 million pre-tax, respectively, of costs and charges related to the Company's profit improvement programs.

- Income from continuing operations for the third quarter of 2006 includes an $8 million non-cash, pre-tax ($.01 per common share, after tax) impairment charge for certain private equity funds.

- Income from continuing operations for the second quarter of 2006 includes a $78 million non-cash, pre-tax ($.13 per common share, after tax) impairment charge for certain investments, primarily related to Metaldyne Corporation and Heartland Industrial Partners private equity fund.

- Income from discontinued operations for the third quarter of 2006 includes a $50 million pre-tax net gain ($.07 per common share, after tax) from the disposition of businesses.

- Operating results exclude operations which were sold in the third quarter of 2006 and during 2005, all of which were treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

- Operating results for the fourth quarter of 2005 reflect a non-cash, pre-tax charge for goodwill impairment of $69 million ($69 million or $.16 per common share, after tax) pertaining to European operations.

- Income from continuing operations in the third quarter of 2005 includes $43 million pre-tax of impairment charges ($.07 per common share, after tax) related to the Company's investments in certain marketable securities and private equity funds.

- Income from discontinued operations in the first and fourth quarters of 2005 include net pre-tax gains from the sale of businesses aggregating $10 million and $50 million, respectively.

- Per common share amounts for the first three quarters of 2006 and the four quarters of 2005 do not total to the per common share amounts for the year-to-date primarily due to the timing of capital stock transactions.

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                  THREE MONTHS ENDED SEPTEMBER 30, 2006 & 2005
                              (DOLLARS IN MILLIONS)


                                Three Months Ended
                                   September 30,     3rd Qtr '06
                                ------------------       vs.
                                   2006     2005     3rd Qtr '05
                                  ------   ------    -----------
Cabinets & Related Products       $  826   $  861       -    4%
Plumbing Products                    848      807        +   5%
Installation & Other Services        814      807        +   1%
Decorative Architectural
   Products                          477      453        +   5%
Other Specialty Products             330      350       -    6%
                                  ------   ------
   Total                          $3,295   $3,278        +   1%
                                  ======   ======

North America                     $2,710   $2,748       -    1%
International, principally
   Europe                            585      530        +  10%
                                  ------   ------
   Total, as above                $3,295   $3,278        +   1%
                                  ======   ======

NOTES:

-    Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales were flat, North American net sales declined two percent, and International net sales increased 10 percent compared with the third quarter of 2005 (please see page 13 for the GAAP reconciliation).

- International net sales in local currencies increased five percent compared with the third quarter of 2005 (please see page 13 for the GAAP reconciliation).

                                 MASCO CORPORATION
                        SALES BY SEGMENT AND GEOGRAPHIC AREA
                    NINE MONTHS ENDED SEPTEMBER 30, 2006 & 2005
                               (DOLLARS IN MILLIONS)


                                Nine Months Ended
                                  September 30,     9 Months '06
                                -----------------        vs.
                                  2006     2005     9 Months '05
                                 ------   ------    ------------
Cabinets & Related Products      $2,541   $2,482         +  2%
Plumbing Products                 2,487    2,390         +  4%
Installation & Other Services     2,432    2,264         +  7%
Decorative Architectural
   Products                       1,411    1,330         +  6%
Other Specialty Products            961      975        -   1%
                                 ------   ------
   Total                         $9,832   $9,441         +  4%
                                 ======   ======

North America                    $8,189   $7,825         +  5%
International, principally
   Europe                         1,643    1,616         +  2%
                                 ------   ------
   Total, as above               $9,832   $9,441         +  4%
                                 ======   ======

NOTES:

-    Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased four percent; North American net sales increased four percent and International net sales increased two percent (please see page 13 for the GAAP reconciliation).

- International net sales in local currencies increased three percent compared with the nine months ended September 30, 2005 (please see page 13 for the GAAP reconciliation).

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2006
           EXCLUDING COSTS AND CHARGES FOR PROFIT IMPROVEMENT PROGRAMS
                              (DOLLARS IN MILLIONS)

                                                       Year    Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                                     -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products                                      $  826   $  863   $  852
   - Plumbing Products                                                     848      842      797
   - Installation and Other Services                                       814      812      806
   - Decorative Architectural Products                                     477      525      409
   - Other Specialty Products                                              330      328      303
                                                                        ------   ------   ------
    - TOTAL                                                              3,295    3,370    3,167
                                                                        ======   ======   ======

   - North America                                                       2,710    2,829    2,650
   - International, principally Europe                                     585      541      517
                                                                        ------   ------   ------
   - TOTAL, AS ABOVE                                                     3,295    3,370    3,167
                                                                        ======   ======   ======

Operating Profit:
   - Cabinets and Related Products                                         107      138      121
   - Plumbing Products                                                      88      101       83
   - Installation and Other Services                                        89       95       95
   - Decorative Architectural Products                                     108      120       77
   - Other Specialty Products                                               69       65       44
                                                                        ------   ------   ------
   - TOTAL                                                                 461      519      420
                                                                        ======   ======   ======

   - North America                                                         401      457      363
   - International, principally Europe                                      60       62       57
                                                                        ------   ------   ------
   - TOTAL, AS ABOVE                                                       461      519      420
                                                                        ======   ======   ======

General Corporate Expense (GCE)                                             52       53       48

(Gain) Loss on Sale of Corporate Fixed Assets, Net                          --       --       --

(Income) Regarding Litigation Settlement                                    --       --       --
                                                                        ------   ------   ------
Operating Profit (after GCE and Adjustments)                               409      466      372

Other Income (Expense), Net                                                (44)     (99)     (30)
                                                                        ------   ------   ------
Income from Continuing Operations before
   Income Taxes, Minority Interest and Cumulative
   Effect of Accounting Change, Net                                     $  365   $  367   $  342
                                                                        ======   ======   ======
Margins:
   - Cabinets and Related Products                                        13.0%    16.0%    14.2%
   - Plumbing Products                                                    10.4%    12.0%    10.4%
   - Installation and Other Services                                      10.9%    11.7%    11.8%
   - Decorative Architectural Products                                    22.6%    22.9%    18.8%
   - Other Specialty Products                                             20.9%    19.8%    14.5%
   - TOTAL                                                                14.0%    15.4%    13.3%

   - North America                                                        14.8%    16.2%    13.7%
   - International, principally Europe                                    10.3%    11.5%    11.0%
   - TOTAL, AS ABOVE                                                      14.0%    15.4%    13.3%

NOTES:

- Operating profit and margins by segment and geographic area are before general corporate expense.

- Operating profit margins for the first, second and third quarters of 2006 for the Plumbing Products segment exclude $17 million pre-tax, $11 million pre-tax and $7 million pre-tax, respectively, of costs and charges related to the Company's profit improvement programs.

- Operating profit margin for the second and third quarters of 2006 for the Cabinets and Related Products segment exclude $15 million pre-tax (including impairment of goodwill of $10 million) and $2 million pre-tax, respectively, of costs and charges related to the closure of a relatively small ready-to-assemble cabinet manufacturing facility.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2006
           INCLUDING COSTS AND CHARGES FOR PROFIT IMPROVEMENT PROGRAMS
                              (DOLLARS IN MILLIONS)

                                                       Year    Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                                     -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products                                      $  826   $  863   $  852
   - Plumbing Products                                                     848      842      797
   - Installation and Other Services                                       814      812      806
   - Decorative Architectural Products                                     477      525      409
   - Other Specialty Products                                              330      328      303
                                                                        ------   ------   ------
   - TOTAL                                                               3,295    3,370    3,167
                                                                        ======   ======   ======

   - North America                                                       2,710    2,829    2,650
   - International, principally Europe                                     585      541      517
                                                                        ------   ------   ------
   - TOTAL, AS ABOVE                                                     3,295    3,370    3,167
                                                                        ======   ======   ======

Operating Profit:
   - Cabinets and Related Products                                         105      123      121
   - Plumbing Products                                                      81       90       66
   - Installation and Other Services                                        89       95       95
   - Decorative Architectural Products                                     108      120       77
   - Other Specialty Products                                               69       65       44
                                                                        ------   ------   ------
   - TOTAL                                                                 452      493      403
                                                                        ======   ======   ======

   - North America                                                         392      431      346
   - International, principally Europe                                      60       62       57
                                                                        ------   ------   ------
   - TOTAL, AS ABOVE                                                       452      493      403
                                                                        ======   ======   ======

General Corporate Expense (GCE)                                             52       53       48

(Gain) Loss on Sale of Corporate Fixed Assets, Net                          --       --       --

(Income) Regarding Litigation Settlement                                    --       --       --
                                                                        ------   ------   ------
Operating Profit (after GCE and Adjustments)                               400      440      355

Other Income (Expense), Net                                                (44)     (99)     (30)
                                                                        ------   ------   ------
Income from Continuing Operations before
   Income Taxes, Minority Interest and Cumulative
   Effect of Accounting Change, Net                                     $  356   $  341   $  325
                                                                        ======   ======   ======
Margins:
   - Cabinets and Related Products                                        12.7%    14.3%    14.2%
   - Plumbing Products                                                     9.6%    10.7%     8.3%
   - Installation and Other Services                                      10.9%    11.7%    11.8%
   - Decorative Architectural Products                                    22.6%    22.9%    18.8%
   - Other Specialty Products                                             20.9%    19.8%    14.5%
   - TOTAL                                                                13.7%    14.6%    12.7%

   - North America                                                        14.5%    15.2%    13.1%
   - International, principally Europe                                    10.3%    11.5%    11.0%
   - TOTAL, AS ABOVE                                                      13.7%    14.6%    12.7%

NOTES:

- Operating profit and margins by segment and geographic area are before general corporate expense.

- Operating profit margins for the first, second and third quarters of 2006 for the Plumbing Products segment include $17 million pre-tax, $11 million pre-tax and $7 million pre-tax, respectively, of costs and charges related to the Company's profit improvement programs. Excluding such costs and charges, the operating profit margin in the Plumbing Products segment was
     10.4 percent, 12.0 percent and 10.4 percent for the first, second and third quarters of 2006, respectively.

- Operating profit margins for the second and third quarters of 2006 for the Cabinets and Related Products segment include $15 million pre-tax (including impairment of goodwill of $10 million) and $2 million pre-tax, respectively, of costs and charges related to the closure of a relatively small ready-to-assemble cabinet manufacturing facility. Excluding such costs and charges, the operating profit margin in the Cabinets and Related Products segment was 16.0 percent and 13.0 percent for the second and third quarters of 2006, respectively.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2005
                      EXCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                       Year    Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                                     -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products                   $ 3,324   $  842   $  861   $  838   $  783
   - Plumbing Products                                 3,176      786      807      823      760
   - Installation and Other Services                   3,063      799      807      764      693
   - Decorative Architectural Products                 1,681      351      453      506      371
   - Other Specialty Products                          1,325      350      350      336      289
                                                     -------   ------   ------   ------   ------
   - TOTAL                                            12,569    3,128    3,278    3,267    2,896
                                                     =======   ======   ======   ======   ======

   - North America                                    10,440    2,615    2,748    2,726    2,351
   - International, principally Europe                 2,129      513      530      541      545
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                  12,569    3,128    3,278    3,267    2,896
                                                     =======   ======   ======   ======   ======

Operating Profit:
   - Cabinets and Related Products                       515      128      137      134      116
   - Plumbing Products                                   374       84      103      108       79
   - Installation and Other Services                     382       90      110      102       80
   - Decorative Architectural Products                   278       45       78       96       59
   - Other Specialty Products                            265       79       77       66       43
                                                     -------   ------   ------   ------   ------
   - TOTAL                                             1,814      426      505      506      377
                                                     =======   ======   ======   ======   ======

   - North America                                     1,567      374      438      438      317
   - International, principally Europe                   247       52       67       68       60
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                   1,814      426      505      506      377
                                                     =======   ======   ======   ======   ======

General Corporate Expense (GCE)                          192       47       51       48       46

(Gain) Loss on Sale of Corporate Fixed Assets, Net        (8)      (8)      --       --       --

(Income) Regarding Litigation Settlement                  (6)      --       (1)      (3)      (2)

                                                     -------   ------   ------   ------   ------
Operating Profit (after GCE and Adjustments)           1,636      387      455      461      333

Other Income (Expense), Net                             (165)     (43)     (59)     (41)     (22)
                                                     -------   ------   ------   ------   ------
Income from Continuing Operations Before
   Income Taxes and Minority Interest                $ 1,471   $  344   $  396   $  420   $  311
                                                     =======   ======   ======   ======   ======

Margins:
   - Cabinets and Related Products                      15.5%    15.2%    15.9%    16.0%    14.8%
   - Plumbing Products                                  11.8%    10.7%    12.8%    13.1%    10.4%
   - Installation and Other Services                    12.5%    11.3%    13.6%    13.4%    11.5%
   - Decorative Architectural Products                  16.5%    12.8%    17.2%    19.0%    15.9%
   - Other Specialty Products                           20.0%    22.6%    22.0%    19.6%    14.9%
    - TOTAL                                             14.4%    13.6%    15.4%    15.5%    13.0%

   - North America                                      15.0%    14.3%    15.9%    16.1%    13.5%
   - International, principally Europe                  11.6%    10.1%    12.6%    12.6%    11.0%
   - TOTAL, AS ABOVE                                    14.4%    13.6%    15.4%    15.5%    13.0%

NOTES:

-    Data exclude discontinued operations.

- Operating results above for the fourth quarter of 2005 exclude a non-cash, pre-tax charge for goodwill impairment of $69 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($7 million); Decorative Architectural Products segment ($26 million); and Other Specialty Products segment ($36 million).

- Operating profit margin for the third quarter of 2005 for the Plumbing Products segment includes $12 million pre-tax of costs and charges related to the Company's profit improvement programs. Excluding such costs and charges, the operating profit margin in the Plumbing Products segment was
     14.3 percent.

- Operating profit and margins by segment and geographic area are before general corporate expense, (gain) on sale of Corporate fixed assets and (income) regarding the litigation settlement.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2005
                      INCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                       Year    Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                                     -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products                   $ 3,324   $  842   $  861   $  838   $  783
   - Plumbing Products                                 3,176      786      807      823      760
   - Installation and Other Services                   3,063      799      807      764      693
   - Decorative Architectural Products                 1,681      351      453      506      371
   - Other Specialty Products                          1,325      350      350      336      289
                                                     -------   ------   ------   ------   ------
   - TOTAL                                            12,569    3,128    3,278    3,267    2,896
                                                     =======   ======   ======   ======   ======

   - North America                                    10,440    2,615    2,748    2,726    2,351
   - International, principally Europe                 2,129      513      530      541      545
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                  12,569    3,128    3,278    3,267    2,896
                                                     =======   ======   ======   ======   ======

Operating Profit:
   - Cabinets and Related Products                       515      128      137      134      116
   - Plumbing Products                                   367       77      103      108       79
   - Installation and Other Services                     382       90      110      102       80
   - Decorative Architectural Products                   252       19       78       96       59
   - Other Specialty Products                            229       43       77       66       43
                                                     -------   ------   ------   ------   ------
   - TOTAL                                             1,745      357      505      506      377
                                                     =======   ======   ======   ======   ======

   - North America                                     1,567      374      438      438      317
   - International, principally Europe                   178      (17)      67       68       60
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                   1,745      357      505      506      377
                                                     =======   ======   ======   ======   ======

General Corporate Expense (GCE)                          192       47       51       48       46

(Gain) Loss on Sale of Corporate Fixed Assets, Net        (8)      (8)      --       --       --

(Income) Regarding Litigation Settlement                  (6)      --       (1)      (3)      (2)

                                                     -------   ------   ------   ------   ------
Operating Profit (after GCE and Adjustments)           1,567      318      455      461      333

Other Income (Expense), Net                             (165)     (43)     (59)     (41)     (22)
                                                     -------   ------   ------   ------   ------
Income from Continuing Operations Before
   Income Taxes and Minority Interest                $ 1,402   $  275   $  396   $  420   $  311
                                                     =======   ======   ======   ======   ======

Margins:
   - Cabinets and Related Products                      15.5%    15.2%    15.9%    16.0%    14.8%
   - Plumbing Products                                  11.6%     9.8%    12.8%    13.1%    10.4%
   - Installation and Other Services                    12.5%    11.3%    13.6%    13.4%    11.5%
   - Decorative Architectural Products                  15.0%     5.4%    17.2%    19.0%    15.9%
   - Other Specialty Products                           17.3%    12.3%    22.0%    19.6%    14.9%
   - TOTAL                                              13.9%    11.4%    15.4%    15.5%    13.0%

   - North America                                      15.0%    14.3%    15.9%    16.1%    13.5%
   - International, principally Europe                   8.4%    -3.3%    12.6%    12.6%    11.0%
   - TOTAL, AS ABOVE                                    13.9%    11.4%    15.4%    15.5%    13.0%

NOTES:

-    Data exclude discontinued operations.

- Operating results above for the fourth quarter of 2005 include a non-cash, pre-tax charge for goodwill impairment of $69 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($7 million); Decorative Architectural Products segment ($26 million); and Other Specialty Products segment ($36 million).

- Operating profit margin for the third quarter of 2005 for the Plumbing Products segment includes $12 million pre-tax of costs and charges related to the Company's profit improvement programs. Excluding such costs and charges, the operating profit margin in the Plumbing Products segment was
     14.3 percent.

- Operating profit and margins by segment and geographic area are before general corporate expense, (gain) on sale of Corporate fixed assets and (income) regarding the litigation settlement.

                                MASCO CORPORATION
                           OTHER INCOME (EXPENSE), NET
                            2006 & 2005 - BY QUARTER
                                  (IN MILLIONS)

                                              2006                                2005
                                --------------------------------   ---------------------------------
                                       QTR.   QTR.   QTR.   QTR.           QTR.   QTR.   QTR.   QTR.
                                YEAR     4      3      2      1    YEAR      4      3      2      1
                                ----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Interest Expense                              $(54)  $(53)  $(64)  $(247)  $(66)  $(64)  $(58)  $(59)
Income from Cash and
   Cash Investments                              6      5     14      36     14     11      6      5
Other Interest
   Income                                       --      1      1       7      2      3      1      1
Realized Gains from
   Financial Investments, Net                    9     11      6      98      6     23     28     41
Dividend Income                                  1      1      6      16      4      4      4      4
Impairment Charge
   for Financial Investments                    (8)   (78)    --     (45)    --    (43)    (2)    --
Other, Net                                       2     14      7     (30)    (3)     7    (20)   (14)
                                              ----   ----   ----   -----   ----   ----   ----   ----
Total Other Income
   (Expense), Net                             $(44)  $(99)  $(30)  $(165)  $(43)  $(59)  $(41)  $(22)
                                              ====   ====   ====   =====   ====   ====   ====   ====

NOTES:

-    Data exclude discontinued operations.

- Other, net, for the third quarters of 2006 and 2005 include $3 million and $4 million, respectively, of realized currency transaction gains .

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
              FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 & 2005
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                                         As a Percent of Sales
                                                                                    Three Months Ended      3 Months Ended
                                                                                       September 30,         September 30,
                                                                             %      ------------------   ---------------------
Line                                                                       Change     2006     2005           2006    2005
----                                                                       ------    ------   ------         -----   -----
1  Net Sales                                                                  1%     $3,295   $3,278         100.0%  100.0%
2  Cost of Sales                                                              1%      2,372    2,338          72.0%   71.3%
                                                                                     ------   ------         -----   -----
3  Gross Profit                                                              -2%        923      940          28.0%   28.7%
                                                                                     ------   ------         -----   -----

   Operating Profit:
4  - Before GCE, Litigation (Income), (Gain) on Sale of
      Corporate Fixed Assets and Goodwill Impairment Charge(3-8)            -10%        452      505          13.7%   15.4%
5  - After GCE, Litigation (Income), (Gain) on Sale of
      Corporate Fixed Assets and Goodwill Impairment Charge (3-9-10-11)     -12%        400      455          12.1%   13.9%
                                                                                     ------   ------         -----   -----

   S, G&A Expense:
6  - General Corporate Expense (GCE)                                          2%         52       51           1.6%    1.6%
7  - (Gain) loss on Sale of Corporate Fixed Assets, Net                                  --       --            --      --
8  - All Other                                                                8%        471      435          14.3%   13.3%
                                                                                     ------   ------         -----   -----
9  - Total S, G&A Expense                                                     8%        523      486          15.9%   14.8%
                                                                                     ------   ------         -----   -----
10 Goodwill Impairment Charge                                                            --       --           0.0%    0.0%
11 (Income) Regarding Litigation Settlement                                              --       (1)           --     0.0%
12 Other Income (Expense), Net                                                          (36)     (16)         -1.1%   -0.5%
13 Impairment Charge for Investments                                                     (8)     (43)         -0.2%   -1.3%
                                                                                     ------   ------         -----   -----
14 Income from Continuing Operations before Income Taxes, Minority
      Interest and Cumulative Effect of Accounting Change, Net (5+12+13)    -10%        356      396          10.8%   12.1%
15 Income Taxes                                                              -9%        124      136           3.8%    4.1%
      (Tax Rate)                                                                       34.8%    34.3%
                                                                                     ------   ------         -----   -----
16 Income from Continuing Operations before Minority Interest
      and Cumulative Effect of Accounting Change, Net                       -11%        232      260           7.0%    7.9%
17 Minority Interest                                                                     (7)      (6)         -0.2%   -0.2%
                                                                                     ------   ------         -----   -----
18 Income from Continuing Operations before Cumulative Effect
      of Accounting Change, Net                                             -11%        225      254           6.8%    7.7%
19 Income from Discontinued Operations, Net                                              27        8           0.8%    0.2%
20 Cumulative Effect of Accounting Change, Net                                           --       --           0.0%    0.0%
                                                                                     ------   ------         -----   -----
21 Net Income                                                                -4%     $  252   $  262           7.6%    8.0%
                                                                                     ======   ======         =====   =====

   Earnings Per Common Share (Diluted):
      Income from Continuing Operations before Cumulative Effect
         of Accounting Change, Net                                           -4%     $ 0.57   $ 0.59
      Income from Discontinued Operations, Net                                         0.07     0.02
      Cumulative Effect of Accounting Change, Net                                       --        --
                                                                                     ------   ------
      Net Income                                                              5%     $ 0.64   $ 0.61
                                                                                     ======   ======
   Average (Diluted) Common Shares                                           -8%        393      427

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 & 2005
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                                        As a Percent of Sales
                                                                                    Nine Months Ended       9 Months Ended
                                                                                      September 30,         September 30,
                                                                              %     -----------------   ---------------------
Line                                                                       Change      2006     2005        2006    2005
----                                                                       ------     ------   ------      -----   -----
1  Net Sales                                                                  4%      $9,832   $9,441      100.0%  100.0%
2  Cost of Sales                                                              5%       7,056    6,718       71.8%   71.2%
                                                                                      ------   ------      -----   -----
3  Gross Profit                                                               2%       2,776    2,723       28.2%   28.8%
                                                                                      ------   ------      -----   -----

   Operating Profit:
4  - Before GCE, Litigation (Income), (Gain) on Sale of
      Corporate Fixed Assets and Goodwill Impairment Charge(3-8)             -2%       1,358    1,388       13.8%   14.7%
5  - After GCE, Litigation (Income), (Gain) on Sale of
      Corporate Fixed Assets and Goodwill Impairment Charge (3-9-10-11)      -4%       1,195    1,249       12.2%   13.2%
                                                                                      ------   ------      -----   -----

   S, G&A Expense:
6  - General Corporate Expense (GCE)                                          6%         153      145        1.6%    1.5%
7  - (Gain) on Sale of Corporate Fixed Assets, Net                                        --       --        0.0%    0.0%
8  - All Other                                                                6%       1,418    1,335       14.4%   14.1%
                                                                                      ------   ------      -----   -----
9  - Total S, G&A Expense                                                     6%       1,571    1,480       16.0%   15.7%
                                                                                      ------   ------      -----   -----
10 Goodwill Impairment Charge                                                             10       --        0.1%    0.0%
11 (Income) Regarding Litigation Settlement                                               --       (6)       0.0%   -0.1%
12 Other Income (Expense), Net                                                           (87)     (77)      -0.9%   -0.8%
13 Impairment Charge for Investments                                                     (86)     (45)      -0.9%   -0.5%
                                                                                      ------   ------      -----   -----
14 Income from Continuing Operations Before Income Taxes and
      Minority Interest (5+12+13)                                            -9%       1,022    1,127       10.4%   11.9%
15 Income Taxes                                                              -8%         354      385        3.6%    4.1%
      (Tax Rate)                                                                        34.6%    34.2%
                                                                                      ------   ------      -----   -----
16 Income from Continuing Operations Before Minority Interest               -10%         668      742        6.8%    7.9%
17 Minority Interest                                                                     (21)     (16)      -0.2%   -0.2%
                                                                                      ------   ------      -----   -----
18 Income from Continuing Operations                                        -11%         647      726        6.6%    7.7%
19 Income from Discontinued Operations, Net                                               31       41        0.3%    0.4%
20 Cumulative Effect of Accounting Change, Net                                            (3)      --        0.0%    0.0%
                                                                                      ------   ------      -----   -----
21 Net Income                                                               -12%      $  675   $  767        6.9%    8.1%
                                                                                      ======   ======      =====   =====

   Earnings Per Common Share (Diluted):
      Income from Continuing Operations                                      -4%      $ 1.61   $ 1.67
      Income from Discontinued Operations, Net                                          0.08     0.09
      Cumulative Effect of Accounting Change, Net                                      (0.01)      --
                                                                                      ------   ------
      Net Income                                                             -5%      $ 1.68   $ 1.77
                                                                                      ======   ======
   Average (Diluted) Common Shares                                           -7%         402      434

                                MASCO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                                   September 30,   December 31,
                                                       2006            2005
                                                   -------------   ------------
ASSETS
Current Assets:
   Cash and Cash Investments                          $   772         $ 1,964
   Receivable, Net                                      1,898           1,716
   Inventories                                          1,308           1,127
   Prepaid Expenses and Other                             323             316
                                                      -------         -------
      Total Current Assets                              4,301           5,123
Property and Equipment, Net                             2,318           2,173
Goodwill                                                4,211           4,171
Other Intangible Assets, Net                              303             307
Other Assets                                              675             785
                                                      -------         -------
      Total Assets                                    $11,808         $12,559
                                                      =======         =======

LIABILITIES
Current Liabilities:
   Notes Payable                                      $ 1,491         $   832
   Accounts Payable                                       923             837
   Accrued Liabilities                                  1,315           1,225
                                                      -------         -------
      Total Current Liabilities                         3,729           2,894
Long-Term Debt                                          2,477           3,915
Deferred Income Taxes and Other                           910             902
                                                      -------         -------
      Total Liabilities                                 7,116           7,711

SHAREHOLDERS' EQUITY                                    4,692           4,848
                                                      -------         -------
      Total Liabilities and Shareholders' Equity      $11,808         $12,559
                                                      =======         =======

                                MASCO CORPORATION
                       GAAP RECONCILIATION OF SALES GROWTH
             EXCLUDING EFFECT OF ACQUISITIONS & CURRENCY TRANSLATION
                                  (IN MILLIONS)

                                                   Three Months Ended
                                                      September 30,
                                                   ------------------
                                                    2006      2005
                                                   ------   ---------
Consolidated Net Sales, as reported                $3,295     $3,278
   - Acquisitions                                      (4)        --
                                                   ------     ------
Consolidated Net Sales (excl. acquisitions)        $3,291     $3,278
                                                   ======     ======
North American Net Sales, as reported              $2,710     $2,748
   - Acquisitions                                      (4)        --
                                                   ------     ------
North American Net Sales (excl. acquisitions)      $2,706     $2,748
                                                   ======     ======
International Net Sales, as reported               $  585     $  530
   - Acquisitions                                      --         --
                                                   ------     ------
International Net Sales (excl. acquisitions)          585        530
   - Currency Translation                             (26)        --
                                                   ------     ------
International Net Sales (excl. acquisitions &
   currency)                                       $  559     $  530
                                                   ======     ======

                                                   Nine Months Ended
                                                     September 30,
                                                   -----------------
                                                    2006      2005
                                                   ------   --------
Consolidated Net Sales, as reported                $9,832    $9,441
   - Acquisitions                                     (16)       --
                                                   ------    ------
Consolidated Net Sales (excl. acquisitions)        $9,816    $9,441
                                                   ======    ======
North American Net Sales, as reported              $8,189    $7,825
   - Acquisitions                                     (16)       --
                                                   ------    ------
North American Net Sales (excl. acquisitions)      $8,173    $7,825
                                                   ======    ======
International Net Sales, as reported               $1,643    $1,616
   - Acquisitions                                      --        --
                                                   ------    ------
International Net Sales (excl. acquisitions)        1,643     1,616
   - Currency Translation                              24        --
                                                   ------    ------
International Net Sales (excl. acquisitions &
   currency)                                       $1,667    $1,616
                                                   ======    ======

NOTES:

The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period's exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

                                MASCO CORPORATION
               GAAP RECONCILIATION OF OPERATING PROFIT AND MARGINS
                              (DOLLARS IN MILLIONS)

                                                   THREE MONTHS ENDED SEPTEMBER 30,
                                                   --------------------------------
                                                        2006             2005
                                                   -------------   ----------------
                                                     $    Margin     $      Margin
                                                   ----   ------   ----   ---------
Operating Profit, As Reported                      $400    12.1%   $455     13.9%
Profit Improvement Programs, Plumbing Products
   Segment                                            7              12
Profit Improvement Programs, Cabinets & Related
   Products Segment                                   2              --
(Income) Regarding Litigation Settlement             --              (1)
                                                   ----            ----
Operating Profit, As Reconciled                    $409    12.4%   $466     14.2%
                                                   ====            ====

                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                                   ----------------------------------
                                                         2006              2005
                                                   ---------------   ----------------
                                                      $     Margin      $      Margin
                                                   ------   ------   ------   -------
Operating Profit, As Reported                      $1,195    12.2%   $1,249    13.2%
Profit Improvement Programs, Plumbing Products
   Segment                                             35                12
Profit Improvement Programs, Cabinets & Related
    Products Segment                                   17                --
(Income) Regarding Litigation Settlement               --                (6)
                                                   ------            ------
Operating Profit, As Reconciled                    $1,247    12.7%   $1,255    13.3%
                                                   ======            ======

NOTE:

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

                                MASCO CORPORATION
        GAAP RECONCILIATION OF OPERATING PROFIT AND SHAREHOLDERS' EQUITY
                                  (IN MILLIONS)

                                                  TWELVE
                                               MONTHS ENDED
                                              SEPTEMBER 30,
                                                   2006
                                              -------------
Operating Profit from Continuing Operations       $1,513
Goodwill Impairment Charge                            79
(Income) Regarding Litigation Settlement              --
                                                  ------
Operating Profit, As Reconciled                   $1,592
                                                  ======

                                                        TWELVE MONTHS
                                                            ENDED
                                                        SEPTEMBER 30,
                                                       ---------------
                                                        2006     2005
                                                       ------   ------
Shareholders' Equity, As Reported                      $4,692   $4,997
Goodwill Impairment Charge (after tax)                     79      104
(Income) Regarding Litigation Settlement (after tax)       --       (4)
                                                       ------   ------
Shareholders' Equity, As Reconciled                    $4,771   $5,097
                                                       ======   ======

NOTES:

Data exclude discontinued operations.

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

This information is provided as detail for the calculation of return on invested capital ("ROIC") which is calculated as after-tax operating profit (last twelve months, as reconciled) divided by the total of average debt (net of average cash) and average shareholders' equity.

                                MASCO CORPORATION
                             DISCONTINUED OPERATIONS
                                  (IN MILLIONS)

                                                   Three Months Ended
                                                      September 30,
                                                   ------------------
                                                       2006   2005
                                                       ----   ----
Net Sales                                              $ 17   $82
                                                       ====   ===
Income from Discontinued Operations                    $  2   $13
Gain on Disposal of Discontinued Operations, Net         50    --
                                                       ----   ---
Income Before Income Taxes                               52    13
Income Tax Expense                                      (25)   (5)
                                                       ----   ---
   Income from Discontinued Operations, Net            $ 27   $ 8
                                                       ====   ===

                                                   Nine Months Ended
                                                     September 30,
                                                   -----------------
                                                      2006   2005
                                                      ----   ----
Net Sales                                             $ 55   $253
                                                      ====   ====
Income from Discontinued Operations                   $  8   $ 39
Gain on Disposal of Discontinued Operations, Net        51     10
                                                      ----   ----
Income Before Income Taxes                              59     49
Income Tax Expense                                     (28)    (8)
                                                      ----   ----
   Income from Discontinued Operations, Net           $ 31   $ 41
                                                      ====   ====

NOTE:

The information for discontinued operations is for the period prior to the respective dates of disposition.